EXHIBIT 99.1

   Name              Position(s)   Effective   Salary       Other Compensation
                                     Date
______________      ____________   _________  ________      __________________
F. A. Krehbiel      Co-Chairman       No      $450,000         N/A
                                    change

J.H. Krehbiel, Jr.  Co-Chairman       No      $450,000         N/A
                                    change


M. P. Slark         Vice Chairman   7/01/05   $750,000         N/A
                    and Chief
                    Executive
                    Officer

L. McCarthy         President and   7/01/05   $525,000        Housing Allowance(2)  $450,000
                    Chief Operating                           Misc Housing Expense(2)  $30,000
                    Officer

G. C. Brock         Corporate Vice  7/01/05   GBP 180,000(1)  Apt in Munich EUR36,000-EUR40,000(1)
                    President and             ($337,482)      Annual car cost EUR24,000-EUR28,000(1)
                    Regional
                    President -
                    Europe

D. B. Root          Corporate Vice  10/01/05  $360,000         N/A
                    President and
                    Regional
                    President -
                    Americas

J. J. King          Vice President3  7/01/05  $500,000         N/A
                    Strategic
                    Planning


 (1) Exchange rates based on the May 11, 2005 rates of 1 EUR = $1.2828 and 1 GBP = $1.8749

 (2)    The housing allowance is grossed-up for tax purposes.

 (3) Mr. King is included in this table because he served as Chief Executive Officer during fiscal year 2005. Mr. King's new title is not a corporate executive officer title appointed by the Board of Directors. Mr. King currently serves Molex in a staff function with responsibilities that include strategic planning and coordination of certain Molex functional areas.